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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): September 8, 2003


                           BioTransplant Incorporated
                          -----------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                    000-28324                 04-3119555
----------------------------   ------------------------   ----------------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)

    196 Boston Avenue, Suite 2800
             Medford, MA                                           02155
    -----------------------------                         ----------------------
       (Address of principal                                     (Zip Code)
        executive offices)

       Registrant's telephone number, including area code: (781) 393-8500


                     200 Boston Avenue, Medford, MA 02155
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.    Other Events.

     (a) As previously reported in the Current Report on Form 8-K filed by BioTransplant Incorporated (the "Registrant") with the Securities and Exchange Commission (the "SEC") on February 28, 2003, the Registrant and its wholly-owned subsidiary Eligix, Inc. filed on February 27, 2003 voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"). The filings were made in the U.S. Bankruptcy Court in Boston, Massachusetts and are being administered under the docket for BioTransplant Incorporated and Eligix, Inc., Case Nos. 03-11585-CJK and 03-11584-CJK, respectively. The Registrant and Eligix, Inc. (collectively, the "Debtors") continue to administer their business and financial affairs as debtors in possession under the Bankruptcy Code.

     Under applicable bankruptcy law, the Registrant is required to file periodically with the United States Trustee various materials, including certain financial information on an unconsolidated basis. This information includes statements, schedules and monthly operating reports in forms prescribed by federal bankruptcy law and the United States' Trustee's Office Region 1 Operating Guidelines and Reporting Requirements for Chapter 11 Cases (the "Guidelines"). Accordingly, the Debtors filed with the United States Trustee their monthly operating reports and accompanying attachments for the period from July 1, 2003 through July 31, 2003 on September 8, 2003 and for the period from August 1, 2003 through August 31, 2003 on September 26, 2003. Such reports are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

     The Registrant cautions that the monthly operating reports and accompanying attachments have been prepared for filing with the United States Trustee in accordance with the requirements of federal bankruptcy law and the Guidelines. These materials are unaudited and are prepared in a format and for periods different from that used in the Registrant's consolidated financial statements filed with the SEC under the federal securities laws. Accordingly, the substance and format of these materials do not allow for meaningful comparison with the Registrant's regular publicly-disclosed consolidated financial statements.

     The Registrant further cautions that the financial information included in the monthly operating reports has been prepared by management of the Debtors without audit or review by independent accountants and does not include all footnotes and financial presentations normally required under generally accepted accounting principles in the United States. Moreover, the footnotes to the monthly operating reports contain discussion of possible year-end 2002 adjustments, including potential write-offs of property, plant and equipment, intangible assets and goodwill and the recognition of previously-deferred revenue, that have not been reflected in the financial statements that accompany the monthly operating reports. As such, the information in the monthly operating reports is not indicative of the Registrant's financial condition and operating results for the periods that would be reflected in the Registrant's financial statements in reports filed with the SEC under federal securities laws.

     Furthermore, the information set forth in the monthly operating reports should not be viewed as indicative of future results and should not be used for investment purposes.

     (b) On October 3, 2003, the Registrant announced that it had entered into an amended agreement relating to the sale of its Eligix(TM) HDM Cell Separation System to Miltenyi Biotec GmbH. Because certain of the biological materials to be sold to Miltenyi were destroyed in a casualty loss prior to the closing of the transaction, the parties have negotiated a reduction in the purchase price for the sale. Under the amended agreement, Miltenyi has agreed to pay BioTransplant an upfront payment of $175,000 and royalties of 4 to 8% on any future Miltenyi sales of Eligix products during the lifetime of the patents. The Registrant had previously disclosed that the upfront payment would be $450,000, with potential royalties of 4 to 10%.

     A copy of the press release relating to such announcement is attached to the Current Report on Form 8-K as Exhibit 99.3.


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Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)   Exhibits.

     Exhibit No.      Description
     -----------      -----------
     99.1             Debtors' Monthly Operating Reports, filed with the
                      United States Trustee on September 8, 2003.

     99.2             Debtors' Monthly Operating Reports, filed with the
                      United States Trustee on September 26, 2003.

     99.3             Press Release dated October 3, 2003.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 10, 2003             BIOTRANSPLANT INCORPORATED

                                    By:  /s/ Donald B. Hawthorne
                                         --------------------------------------
                                         Donald B. Hawthorne
                                         President, Chief Executive Officer and
                                         Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit No.           Exhibit
-----------           -------
Exhibit 99.1          Debtors' Monthly Operating Reports, filed with the
                      United States Trustee on September 8, 2003.

Exhibit 99.2          Debtors' Monthly Operating Reports, filed with the
                      United States Trustee on September 26, 2003.

Exhibit 99.3          Press Release dated October 3, 2003.
